UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 7, 2018 (May 7, 2018)

Monsanto Company
(Exact name of registrant as specified in its charter)

Delaware	001-16167	43-1878297
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

800 North Lindbergh Boulevard St. Louis, Missouri 63167
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (314) 694-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under The Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under The Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).
Emerging growth company          ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.          ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As previously disclosed, Monsanto Company (the "Company") is party to a merger agreement providing for the acquisition of the Company by Bayer Aktiengesellschaft ("Bayer") on the terms and conditions contained therein.  The completion of the merger remains subject to satisfaction of certain closing conditions, including receipt of required regulatory approvals.
On May 7, 2018, the Company's Chairman and Chief Executive Officer announced that he will be departing the Company at the closing of the merger.  In addition, on May 7, 2018, the Company's Senior Vice President and Chief Financial Officer, the Company's Executive Vice President and Chief Technology Officer and the Company's Executive Vice President, Secretary and General Counsel announced that they will be departing the Company shortly after the closing of the merger.  Current executives of the Company who will transition to become members of the Crop Science Executive Leadership Team at Bayer once the merger is closed include the Company's President and Chief Operating Officer.
All of the foregoing officers are expected to continue in their current roles through the completion of the merger.
Item 7.01. Regulation FD Disclosure

On May 7, 2018, the Company issued a press release regarding certain of the matters described in Item 5.02, which press release is attached as Exhibit 99.1 hereto and is incorporated by reference herein.
Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description of Document
99.1	Press Release of Monsanto Company, issued May 7, 2018.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MONSANTO COMPANY

Date: May 7, 2018	By:	/s/ Michelle Bushore
Name: Michelle Bushore
Title: Deputy General Counsel and Chief Legal Officer, Climate